Exhibit 99.2

IsoRay To Announce Fourth Quarter and Year End 2018 Financial Results on September 25, 2018

Conference Call is Tuesday, September 25, 2018, at 4:30 p.m. ET/1:30 p.m. PT

Richland, Wash., Sept. 10, 2018 (GLOBE NEWSWIRE) -- IsoRay, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2018 on Tuesday, September 25, 2018, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2018 after the close of the U.S. stock markets on September 25, 2018.

To listen to the conference call, please dial (877) 407-8031. For callers outside the U.S., please dial (201) 689-8031.

The conference call will be simultaneously webcast and can be accessed at  http://www.investorcalendar.com/event/37451 by clicking on the link. The webcast will be available until December 25, 2018 following the conference call. A replay of the call will also be available by phone and can be accessed by dialing (877) 481-4010 and providing reference number 37451. For callers outside the U.S., please dial (919) 882-2331 and provide reference number 37451. The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on October 2, 2018.

You will note a change in contact information for this announcement. The Company recently retained the services of the Global IR Group for investor relations services and Schultz Public Relations for public relations services.

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook and follow us on Twitter @Isoray.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747